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                                                                    Exhibit 23.6

                          OUTTRIM SZABO ASSOCIATES LTD.

Calgary, Alberta                                           Petroleum Consultants

                                                                    May 24, 2002

Vintage Petroleum, Inc.
110 W. Seventh Street
Tulsa, Oklahoma 74119

Gentlemen:

As Petroleum Engineers, we hereby consent to the inclusion of the information included or incorporated by reference in this Registration Statement on Form S-4 with respect to the oil and gas reserves of Vintage Petroleum, Inc. for Canada, the future net revenues from such reserves, and the present value thereof, which information has been included or incorporated by reference in this Registration Statement on Form S-4 in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Registration Statement on Form S-4.

                                                 OUTTRIM SZABO ASSOCIATES LTD.


                                                 By: /s/ Colin Outtrim
                                                     --------------------------
                                                     Colin Outtrim, P. Eng.
                                                     President